Exhibit 4.2

CLASS A SHARES INITIAL INVESTMENT SUBSCRIPTION ELIGIBILITY FORM & ACCOUNT APPLICATION 1 INVESTMENT A. Initial Investment Amount1 $ (Minimum Initial Investment is $10,000) B. Payment will be made via: (Check One) Enclosed Check Wired Funds (Payable to BNY Mellon Investment Servicing (US) Inc., Reference # as escrow agent for Clarion Partners Property Trust Inc.) Wire Date Account No. 2 ACCOUNT REGISTRATION Please select one account type under which the account will be registered and attach any applicable documentation. NON-CUSTODIAL ACCOUNT A. Individual B. Joint Tenant with Rights of Survivorship Important information about procedures for opening an account. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Clarion Partners Property Trust Inc. (the "Company") and our agents, to obtain, verify and record information that identifies each person who opens an account. What this means to you: When you open an account, you must provide your name, address, date of birth and other information that will allow us to identify you. This information is required under the USA Patriot Act. Failure to provide all requested information may delay the completion of your investment. The Company and its agents accept no responsibility for trading losses associated with delays in receiving information. Prospective investors should consult with their financial advisor and read the Company's prospectus, including all supplements and amendments thereto (the "Prospectus") prior to submitting this form. The Prospectus contains important information regarding the terms, conditions and potential risks associated with an investment in the Company. Please refer to Section 10 for additional important information. (Complete Section 3A. One signature required.) (Complete Sections 3A and 3B. All parties must sign.) C. Corporation (Specify type - please check one) D. Partnership (Complete Sections 3A and 3C. Include corporate resolution (Complete Sections 3A and 3C. Attach partnership and authorized signatories) agreement and authorized signatories) S-Corporation C-Corporation E. Trust F. Pension or Profit Sharing Plan (Complete Sections 3A and 3C. Include trust document (Complete Sections 3A and 3C. Attach plan documents and and authorized trustees) authorized signatories) G. Uniform Gift/Transfer to Minors (UGMA/UTMA) H. Registered Investment Advisor (RIA) (Custodian for Minor should complete Section 3A. Custodian (Fill out Section 3A with Investor information and Section 12 signature required) with RIA information) UGMA/UTMA, State of Minor's Name I. Other (Specify and attach all applicable documents) CUSTODIAL ACCOUNT J. Third Party Administered Custodial Plan K. Other Custodial Arrangement (The Company is not an IRA Custodian. A third party IRA Custodian is (Specify and attach all applicable documents) required in order to purchase shares through an IRA. Complete Section 3A with Beneficiary information and Section 3D with Custodian information. Custodian signature required in Section 11.) Traditional IRA Rollover IRA Roth IRA SEP/IRA (1) Purchases of Class A shares include a selling commission of up to 3% of the public offering price per share. Volume discounts are available. No selling commissions are payable for shares purchased pursuant to the distribution reinvestment plan. For more information on the price per share, please consult with your financial advisor. Page 1 of 6

CLARION PARTNERS PROPERTY TRUST INC. CLASS A SHARES - INITIAL INVESTMENT FORM 3 INVESTOR INFORMATION A. Investor/Trustee/Beneficial Owner First Name MI Last Name Gender (M/F) Social Security Number / Tax ID Number Date of Birth (MM/DD/YYYY) US Address (No P.O. Boxes Accepted) City State Zip Code Email Address Daytime Phone Number US citizen Resident alien (enclose Form 1078) Nonresident alien (enclose Form W-8 and a photocopy of your passport or government issued ID card) B. Joint Owner/Co-Investor (if applicable) First Name MI Last Name Gender (M/F) Social Security Number / Tax ID Number Date of Birth (MM/DD/YYYY) US Address (No P.O. Boxes Accepted) City State Zip Code Email Address Daytime Phone Number US citizen Resident alien (enclose Form 1078) Nonresident alien (enclose Form W-8 and a photocopy of your passport or government issued ID card) C. Trust / Corporation / Partnership / Pension Plan /Other (if applicable) (Section 3A must also be completed with Trustee information if the investment is made on behalf of a Trust) Name of Business Entity Tax ID Number Date of Trust D. Custodian or Clearing Firm/Platform Information (if applicable) Name of Business Entity Name of Custodian or Trustee Address City State Zip Code Custodian Tax ID# Custodian/Brokerage Account # Email Address Daytime Phone Number Page 2 of 6

CLARION PARTNERS PROPERTY TRUST INC. CLASS A SHARES - INITIAL INVESTMENT FORM 4 STOCKHOLDER COMMUNICATION Electronic Delivery (please check box if you wish to elect this option) 5 TELEPHONE REDEMPTION Redemption by Phone Opt-out (please check box if you wish to decline the redemption by phone default option) 6 DISTRIBUTION DESIGNATION (please select one) A. Reinvest distributions pursuant to the DRIP C. Mail check to the address of record (Non-Custodial accounts only) D. Direct Deposit. Please fill out Section 7. (Non-Custodial accounts only) 7 WIRING INSTRUCTIONS FOR DIRECT DEPOSITS, LARGE ACCOUNTS & REDEMPTIONS Financial Institution Street Address City State Zip Code Account Number ABA Routing Number Checking (please include a voided check) Savings (please include deposit slip) Brokerage or Other Page 3 of 6 I, the Investor, hereby request all available printed materials associated with this account or securities held in this account, including but not limited to, annual and semi-annual reports, prospectuses, supplements to the prospectus, proxies, investor statements and correspondence be sent electronically to the e-mail for the registered account in Section 3. The internet address (URL) where the materials are available will be contained within an e-mail announcement sent to me when such materials are available. Materials referenced within the e-mail announcement may be viewed electronically or printed. I understand that I may incur costs associated with accessing the internet and be required to download certain software in order to view the materials delivered electronically, and that I may be unable to timely access the materials in the event of a system failure or network outage. I understand that if the e-mail notification is returned to BNY Mellon, the transfer agent for this offering, as "undeliverable", a letter will be mailed to me with instructions on how to update my email address to begin receiving communication via electronic delivery. If, after enrollment in the electronic delivery program, I would like to receive a paper version of a document or wish to cancel electronic delivery, I can make these requests by calling 1-877-999-REIT(7348). Electronic delivery is not available to residents of the States of Arkansas, California or Nebraska. IRA accounts may not direct distributions without the Custodian's approval. All Custodial account distributions not reinvested pursuant to the Dividend Reinvestment Plan (the "DRIP") will be directed to the Custodian. I, the Investor, elect to decline the redemption by phone default option pursuant to the terms of the Prospectus. If I would like to change my redemption option in the future, I can do so by calling 1-877-999-REIT(7348). Electronic funds transfers require the signatures of the bank account owners exactly as they appear on the bank records. Registration of the bank account must be the same as names and signatures on this form. I, the Investor, authorize the Company or its agent to deposit my distributions to the Custodian/Brokerage account set forth in Section 3D of this form. This authority will remain in force until I notify the Company in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into the Custodian/Brokerage account, they are authorized to debit the Custodian/Brokerage account for an amount not to exceed the amount of the erroneous deposit. I, the Investor, elect to invest my distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein. See Section 10 of this form for important additional information. I, the Investor, authorize the Company or its agent to deposit my distributions to my bank/brokerage account. This authority will remain in force until I notify the Company in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous B. Credit distribution to the Custodian as set forth in Section 3D. (Custodial accounts only) All investors utilizing Direct Deposit for distributions or with investments in the Company greater than $100,000 must provide wiring instructions to the Investor's brokerage account or pre-designated US bank account. All redemptions processed in excess of $100,000 will be wired to the account on file with the transfer agent or, upon instruction, wired to another financial institution provided that the investor has made the necessary funds transfer arrangements. Stockholders with investments in the Company less than $100,000 may also receive redemption proceeds via wired funds. All funds wired by the Company or its agents must be to a US financial institution (ACH network member). IRA accounts may not direct redemption proceeds without the Custodian's approval. All Custodial account redemptions will be sent to the Custodian.

CLARION PARTNERS PROPERTY TRUST INC. CLASS A SHARES - INITIAL INVESTMENT FORM 8 COST BASIS ELECTION FIFO: First in first out method depletes tax lots in the chronological order in which they were acquired. LIFO: Last in first out method will redeem newest available shares purchased. HIFO: Highest cost available shares will be redeemed first. LOFO: Lowest cost available shares will be redeemed first. HILT: Long term highest cost available shares will be redeemed first. HIST: Short term highest cost available shares will be redeemed first. LILT: Long term lowest cost available shares will be redeemed first. LIST: Short term lowest cost available shares will be redeemed first. Specific Identification: Shareholders choose which tax lots they are selling and must specify particular lots to be sold prior to or at the time of each redemption. 9 INVESTOR SIGNATURES PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED I, the Investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf), Investor/ Co-Investor/ hereby represent and warrant to the Company as follows: Owner Joint Owner (a) I have received a copy of the Final Prospectus1 for Clarion Partners Property Trust Inc. at least five business days before signing this form. (b) I acknowledge that after the end of each business day following the escrow period, I can access the Company's NAV per Share for each class of Shares through the Company's website at www.clarionpartnerstrust.com, the Company's toll-free number at 1-877-999-REIT(7348) and my financial advisor. I further acknowledge that I have received Company's NAV per Share from one or more of these sources prior to completing this form. (c) I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my behalf. (d ) I will not purchase additional shares unless I meet the applicable suitability standards set forth in the Prospectus at the time of purchase. (e) With the purchase of shares of the Company, no more than 10% of my liquid net worth will be invested in shares of the Company and other similar programs. For these purposes, "liquid net worth" is defined as cash, cash equivalents and readily marketable securities. (f) I acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that I may not be able to sell or redeem the shares at any particular time. (g) I am purchasing the shares for my own account or on behalf of a trust or other eligible entity. If I am purchasing shares on behalf of a trust or other eligible entity, I have due authority to sign this form and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company. (h) I am purchasing shares in the Company based on my own decision or with the advice of my financial advisers. Neither the Company, its advisor, nor any of their agents or affiliates, have provided me advice, or exercised any discretionary authority or control, with respect to my decision to purchase or hold shares. (1) Final Prospectus means the prospectus, and all supplements and amendments thereto, that were filed with the SEC on or prior to the fifth business day before completing this form. Page 4 of 6 Please read and separately initial each of the representations below in order to complete your application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please contact your financial advisor or visit the Company's website at www.clarionpartnerstrust.com. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. By making these representations, you do not waive any rights that you may have under federal or state securities laws. Internal Revenue Service regulations require security issuers to determine the adjusted cost basis for securities sold or redeemed, the nature of the gain or loss, and to report the information on Form 1099-B. Several tax lot relief methods are available to determine the adjusted cost basis. Please consult with your tax advisor and select one of the following options as your tax lot relief method. You may change your election any time prior to or at the time of each redemption. If no method is selected, the Company will utilize the FIFO method as the default option. Please select one.

CLARION PARTNERS PROPERTY TRUST INC. CLASS A SHARES - INITIAL INVESTMENT FORM X X Signature of Investor Date Signature of Co-Investor Date 10 IMPORTANT INVESTOR INFORMATION 11 CUSTODIAN SIGNATURE (For Custodian identified in Section 3D, as applicable) X X Name of Authorized Signatory Signature of Authorized Signatory Date If the Custodian of the IRA being invested in the Company by Investor accepts and agrees to the Investor’s election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein, please initial here: Page 5 of 6 WITHHOLDING INFORMATION This application requires an accompanying W-9 form (enclosed). For further instructions on completing the W-9, please visit the Internal Revenue Service website at www.irs.gov. NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. All items on this form must be completed in order to process your application. Please note that the Company, its agents and participating broker-dealers are required by law to obtain, verify and record certain personal information obtained from you or persons on your behalf in order to establish your account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If you do not provide the information, we may not be able to open your account. Certain brokerdealers may require supplementary disclosure materials, additional forms or documentation. In order to invest in the Company, we only accept checks drawn from a US bank account or wired funds from a US financial institution (ACH network member). We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash. Subscriptions will be effective only upon the Company's acceptance, and the Company reserves the right to reject any subscription in whole or in part. IMPORTANT INFORMATION FOR INVESTORS IN THE DISTRIBUTION REINVESTMENT PLAN: If you experience a material adverse change in your financial condition or can no longer make the representations or warranties set forth in Section 9 of this form, you are required to promptly notify the Company and your financial advisor or broker-dealer in writing. IMPORTANT INFORMATION FOR INVESTORS PURCHASING SHARES UNDER THE TERMS FOR UNIFORM GIFTS OR TRANSFERS TO MINORS (UGMA / UTMA): To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form & Account Application at the time that he or she becomes of legal age as defined by the law of the minor's state of residency. INVESTOR SIGNATURES CONTINUED --- By submitting this application, I agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I certify that the information which I have provided with respect to my application and the required attachments referenced herein is true, accurate and complete. I certify under penalties of perjury that I am not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities. I further acknowledge that after an account is opened with the Company, I will receive account statements, a confirmation of my purchase and other correspondence which I must carefully review to ensure that my instructions have been properly acted upon. If any discrepancies are noted, I agree to notify the Company, my financial advisor/broker-dealer or the transfer agent in a timely manner, no later than 15 days from the receipt of such account statements or correspondence. My failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy. I certify that I am of legal age to sign this form. For joint accounts, all parties must sign. Except in the case of a fiduciary account, the investor may not grant any person a power of attorney to make the above representations on his, hers, or its benefit. NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws. The undersigned being the Custodian of the IRA being invested in the Company by the Investor, hereby accepts and agrees to this subscription.

CLARION PARTNERS PROPERTY TRUST INC. CLASS A SHARES - INITIAL INVESTMENT FORM 12 PARTICIPATING BROKER-DEALER / FINANCIAL ADVISOR OR RIA INFORMATION Financial Advisor Registered Investment Advisor (RIA) Broker-Dealer Financial Advisor/RIA Name Financial Advisor/RIA Mailing Address City State Zip Code Financial Advisor/RIA Number Branch Number CRD Number Email Address Daytime Phone Number Fax Number Load-waived (based on load-waiver categories pursuant to the Prospectus and authorized by your broker dealer) X X Financial Advisor/RIA Signature Date Branch Manager Signature Date (if required by Participating Broker-Dealer) 13 SUBSCRIPTION CHECKLIST A. Please review this application to ensure that all sections are complete, all additional required information is attached, and that initials and signatures are provided wherever requested. For IRA accounts, mail investor signed documents to the IRA Custodian for signatures. B. Payment by check. Checks should be made payable to: BNY Mellon Investment Servicing (US) Inc. (as escrow agent for Clarion Partners Property Trust Inc.) Payment by wire. Wire to: BNY Mellon ABA Routing Number: 011001234 Beneficiary Name: BNY Mellon as Agent FBO CRT/ Consolidated Account Beneficiary Account Number: 000073-5086 For Further Credit to: Investor Name Fund Name: Clarion Partners Property Trust C. This original application, together with a check for the full purchase price (if payment by check), should be delivered by the financial advisor to the applicable address below (no faxes): Standard Mail Overnight Delivery Clarion Partners Property Trust Inc. Clarion Partners Property Trust Inc. c/o BNY Mellon Investment Servicing (US) Inc. c/o BNY Mellon Investment Servicing (US) Inc. P.O. Box 9865 4400 Computer Drive Providence, RI 02940-8065 Westborough, MA 01581 Page 6 of 6 The financial advisor/RIA must complete all fields in this section and sign below to complete this form. By signing this form, the financial advisor/RIA warrants that he or she is duly licensed and may sell shares of the Company in the state designated as the Investor's legal residence. All sales of securities must be made through a broker-dealer that has a Participating Broker-Dealer Agreement in effect with ING Investments Distributor, LLC, the Company's dealer manager. The undersigned financial advisor/RIA confirms on behalf of the participating broker-dealer that he or she has (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) discussed such Investor’s prospective purchase of shares with such Investor; (iii) advised such Investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) delivered a current Prospectus to such Investor at least five business days prior to submitting this form; (v) has reasonable grounds to believe that the Investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such Investor, that such Investor meets the suitability standards applicable to such Investor set forth in the Prospectus (and any applicable standards imposed by the financial advisor's brokerage firm), and that such Investor is in a financial position to realize the benefits of such an investment and to suffer any losses that may occur with respect thereto. The undersigned financial advisor/RIA further represents and certifies that, in connection with the offering and sale of any shares of the Company on behalf of the Investor, he or she has complied with and followed all applicable policies and procedures under the participating broker-dealer's current Anti-Money Laundering Program and Customer Identification Program.